Exhibit 1

TELE NORTE LESTE PARTICIPAÇÕES S.A.

CNPJ/MF No. 02.558.134/0001-58

NIRE 33 3 0026253 9

Publicly Held Company

Minutes of the Extraordinary Shareholders’ Meeting of Tele Norte Leste Participações S.A., held on May 20, 2008, drafted in summary form in accordance with Section 14, paragraph 1, of the Company’s Bylaws:

1.	Date, time and place: May 20, 2008, at 11:00 a.m., at the Company’s headquarters at Rua Humberto de Campos, No. 425, 8th floor – Leblon, city of Rio de Janeiro, state of Rio de Janeiro.

2.	Agenda: (i) Election of members of the Board of Directors, and their alternates; and (ii) Election by the controlling shareholder of one member of the fiscal council and his alternate.

3.	Meeting invitation: Meeting invitation to the shareholders of the Company was published in the editions of May 5, 2008, on page 26; of May 6, 2008, on page 13 and of May 7, 2008 on page 10, in part V of the Official Gazette of the state of Rio de Janeiro, and in the editions of May 2, 2008, May 3, 2008 and May 4, 2008, on page B6; of May 5, 2008 on page C1 and of May 6, 2008 on page A6, in the newspaper “Valor Econômico - Edição Nacional”, in accordance with Section 133, of Law No. 6,404/76.

4.	Attendance: Shareholders representing 68.04% of the Company’s common shares and 7.28% of the Company’s non-voting preferred shares, pursuant to the signatures appearing in the Shareholders’ Meetings Attendance Book.

5.	Chairman and Secretary of the Meeting: Chairman, Mr. Leandro Luiz Zancan, and Secretary of the Meeting, Mrs. Maria Gabriela Campos da Silva Menezes Côrtes.

6.	Resolutions: The Chairman explained to the shareholders present at the meeting that the election of new members to the Company’s Board of Directors was necessary in view of the changes to the shareholding structure of the Company’s controlling shareholder. The Chairman also explained that the procedure for calling the meeting duly complied with Section 141, paragraph 3, of Law No. 6,404/76, in view of the fact that the election that occurred at the 2007 meeting was held by multiple voting procedure. Following the comments made by stockholders representing 68.04% of the Company’s voting capital stock that were present at the Meeting, these shareholders adopted the following resolutions:

6.1.	to elect, by multiple voting procedure, as timely requested by the shareholder Caixa Econômica dos Funcionários do Banco do Brasil – PREVI, the following members of the Board of Directors of the Company and their respective alternates, for a term of office to expire at the Ordinary Shareholders’ Meeting of 2010:

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

(a) nominated by the controlling shareholder, Telemar Participações S.A.: (1) as a member, Mr. José Mauro Mettrau Carneiro da Cunha, a Brazilian citizen, married, bearer of Identity Card (RG) No. 02.549.734-8 issued by IFP/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 299.637.297-20, resident in the city and state of Rio de Janeiro, at Rua General Garzon nº. 22, sala 508, and as his alternate, Mr. José Augusto da Gama Figueira, a Brazilian citizen, divorced, engineer, bearer of Identity Card (RG) No. M-8.263.413, issued by SSP/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 242.456.667-49, resident in the city and state of Rio de Janeiro, at Praia de Botafogo n.º 300, sala 1101; (2) as a member, Mr. Otávio Marques de Azevedo, a Brazilian citizen, married, engineer, bearer of Identity Card (RG) No. 13.088, issued by CREA/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 129.364.566-49, resident and domiciled in the city and state of São Paulo, at Rua Geraldo Campos Moreira, 375, 9º andar, Brooklin Novo, and as his alternate, Mr. Lúcio Otávio Ferreira, a Brazilian citizen, married, lawyer, bearer of Identity Card (RG) No. M-2.554.754, issued by SSP/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 559.069.076-53, resident and domiciled in the city and state of Rio de Janeiro, at Praia de Botafogo, 300, 4º andar; (3) as a member, Mr. Alexandre Jereissati Legey, a Brazilian citizen, married, chemical engineer, bearer of Identity Card (RG) No. 34.545.462-5, issued by SSP/SP, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 954.529.077-34, resident and domiciled in the city and state of São Paulo, at Av. Dr. Chucri Zaidan, 920, 16º andar, Vila Cordeiro, 04583-110, and as his alternate, Mr. Carlos Francisco Ribeiro Jereissati, a Brazilian citizen, married, economist, bearer of Identity Card (RG) No. 1.969.275 issued by IFP-RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 000.365.013-87, resident and domiciled in the city and state of São Paulo, at Rua Chucri Zaidan n.º 920-16º andar; (4) as a member, Mr. Pedro Jereissati, a Brazilian citizen, married, business manager, bearer of Identity Card (RG) No. 16.226.645-5, issued by SSP/SP, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 273.475.308-14, resident and domiciled in the city and state of São Paulo, at Rua Chucri Zaidan n.º 920, 16º andar, Vila Cordeiro, and as his alternate Mr. Roberto Schneider, a Brazilian citizen, divorced, chemical engineer, bearer of Identity Card (RG) No. 5.335.414, issued by SSP/SP, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 497.645.788-53, resident in the city of Fortaleza, state of Ceará, at Av. Vicente de Castro, 6.043, Cais do Porto, 60180-410; (5) as a member Mr. Fernando Magalhães Portella, a Brazilian citizen, married, engineer, bearer of Identity Card (RG) No. 10.377.977, issued by IFP/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 748.442.108-15, resident and domiciled in the city and state of Rio de Janeiro, at Avenida Sernambetiba, 3600, B1, 03, conj. 902, and as his alternate Mr. Carlos Jereissati, a Brazilian citizen, single, business manager, bearer of Identity Card (RG) No. 16.226.643-1, issued by SSP/SP, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 146.626.458-67, resident and domiciled in the city and state of São Paulo, at Av. Dr. Chucri Zaidan, 920, 16º andar, Vila Cordeiro; (6) as a member Mr. Álvaro Furtado de Andrade, a Brazilian citizen, judicially separated, engineer, bearer of Identity Card (RG) No. M-899.339, issued by

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

SSP/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 449.005.116-68, resident in the city of Belo Horizonte, state of Minas Gerais, at Rua Sinval de Sá nº. 70, and as his alternate, Mr. João José de Araújo Pereira Pavel, a Brazilian citizen, single, economist, bearer of Identity Card (RG) No. 10.894.742-5, issued by IFP/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 092.798.377-02 resident and domiciled in the city and state of Rio de Janeiro, at Praia de Botafogo, 300, 4ª andar; (7) as a member, Mr. João Pedro Amado Andrade, a Brazilian citizen, married, business man, bearer of Identity Card (RG) No. 10613078-4, issued by IFP-RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 043 558 527-41, resident and domiciled in the city and state of Rio de Janeiro, at Praia de Botafogo, 300, 4º andar, 22250-040, and as his alternate, Mr. Rodrigo Werneck Gutierrez, a Brazilian citizen, married, business man, bearer of Identity Card (RG) No. MG-9219870, issued by SSP/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 014.557.896-82, resident and domiciled in the city of Belo Horizonte, state of Minas Gerais, at Rua Sinval de Sá nº. 70; (8) as a member, Mr. Caio Marcelo de Medeiros Melo, a Brazilian citizen, married, bank clerk, bearer of Identity Card (RG) No. 1077497, issued by IFP/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 376.763.691-34, resident in the city and state of Rio de Janeiro, at Av. República do Chile, n. 100, sala 2202, Centro, and as his alternate, Mr. Joaquim Dias de Castro, a Brazilian citizen, single, economist, bearer of Identity Card (RG) No. 6043680138, issued by SJS/RS, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 909.933.140-15, resident in the city and state of Rio de Janeiro, at Rua São Clemente nº. 10/308, Botafogo; and (b) nominated by shareholder Caixa de Previdência dos Funcionários do Banco do Brasil - PREVI and elected jointly with the minority shareholders BB RF IV Fundo de Investimento de Renda Fixa Longo Prazo, BB Carteria Livre I Fundo de Investimento em Ações, Fundação Petrobrás de Seguridade Social – PETROS, and by the majority of the attending minority shareholders: (9) as a member, Mr. Armando Galhardo Nunes Guerra Junior, a Brazilian citizen, married, manager, bearer of Identity Card (RG) No. 408520, issued by SSP/MG, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 277764336-91, resident in the city of Belo Horizonte, state of Minas Gerais, at Rua Tomas Gonzaga n° 271, apt. 701, and as his alternate, Mr. Paulo Roberto Teixeira, a Brazilian citizen, married, bank clerk, bearer of Identity Card No. 20087, issued by OAB/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 043.287.287-68, resident in the city and state of Rio de Janeiro, at Av. Nossa Senhora de Copacabana n° 1310, apt. 601.

The members of the Board of Directors herein elected declared that they are not subject to any of the prohibitions set forth by Section 147 of Law No. 6,404/76, which could prevent them from holding the positions to which they were elected.

6.2.	To accept the resignation of Messrs. Pedro Wagner Pereira Coelho and Ricardo Scalzo from their positions as member and alternate, respectively, of the Company’s fiscal council, who, in turn, fully and irrevocably declared that they have nothing further to receive or to claim from the Company.

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

6.3.	To elect, as a nominee of the controlling shareholder, the following member and his alternate to join the Company’s fiscal council: as a member Mr. Fernando Linhares Filho, a Brazilian citizen, married, business manager bearer of Identity Card No. 1.905.373-5, issued by IFP/RJ, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 129.110.117-91, resident in the city and state of Rio de Janeiro, at Rua Barão da Torre nº. 657, apt. 101, and as his alternate, Mr. Aparecido Carlos Correia Galdino, a Brazilian citizen, widower, business manager, bearer of Identity Card No. 5.635.466, issued by SSP/SP, enrolled with the Individual Taxpayer’s Registry (CPF/MF) under No. 666.708.708-25, resident in the city and state of São Paulo, at Av. Dr. Chucri Zaidan, 920, 16 floor, Vila Cordeiro.

The fiscal council members herein elected declared that they are not subject to any of the prohibitions set forth by Section 162 of Law No. 6,404/76, which could prevent them from holding the positions to which they were elected.

6.4.	To agree that the minutes of this Extraordinary General Shareholders’ Meeting be prepared in the form of a summary and be published without the signatures of the attending shareholders, as permitted by Article 130 and its paragraphs of Law No. 6,404/76.

7.

Adjournment of the Meeting: No other matters discussed, these minutes were prepared, read, approved and signed by the shareholders representing the majority of the Company’s capital stock, taking into consideration the abstention votes duly formalized by the shareholders present at the meeting. Rio de Janeiro, May 20, 2008. (Telemar Participações S.A by proxy José Augusto da Gama Fiqueira; Previdência dos Funcionários do Banco do Brasil – PREVI by proxy Vinicius Nascimento Neves; BB RF IV Fundo de Investimento de Renda Fixa Longo Prazo, BB Carteira Livre I Fundo de Investimento em Ações; by proxy Vinicius Nascimento Neves; Fundação Petrobras de Seguridade Social – Petros by proxy Renato de Mello Gomes dos Santos; First State Global Emerging Markets Leaders Fund; British Coal Staff Superannuation Scheme Vanguard Emerging Markets Stock Index Fund; The Master Trust Bank of Japan Ltd.; Ofi Trust Company; Ofi Institutional Emerging Markets Equity Fund LP; Schwab Fundamental Emerging Markets Index Fund; Virginia Retirement System; Panagora Group Trust; Philips Electronics North America Corporation Master Retirement Trust; Ups Retirement Plan; Acadian Core International Equity; Sei Investments Canada Company Emerging Markets Equity Fund; Florida Retirement System Trust Fund; Gwinnett Country Board of Educations Retirement System; United Technologies Corporation Master Retirement Trust; The Texas Education Agency; Educational Employees Supplementary Retirement System of Fairfax Country; Omers Administration Corporation; Frank Russel Invest. Co-Emerg. Markets F; IBM Tax Deferred Saving Plan; Stichting Mn Services Aandelenfond; Van Kampen Series Fund

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

Inc; Morgan Stanley International Fund; The Monetary Authority of Singapore; State St.Bank & Trus. Fds for Employee; Teacher Retirement System of Texas; E. I. Dupont de Nemours Pension and Retir; Oppenheimer Developing Markets Fund; Norges Bank; Franklin Templeton Tax Class Corp; Vanguard Investment Series Plc; The Latin America Discovery Fund Inc; The Em Mkt Eq Inv Port of Cons Gr Cap; Daily Active Em Mkts Sec Lend Com Tr Fd; Ntcc Collective Funds For Employees Bene; Ntcc Collective Funds For Grantor T; Ntgi Qm Common Daily All Count World Exu; Ntgi Quantitative Management Collect Fund; State Street Emerging Market; The Welcome Trust Limited; Japan Trustee Serv. Bank Ltd As Trustee For The Sumitomo T & Banking Co Ltd As Trustee For Morgan Stanley Latin America Equity Fund (For Qualified Institutional Investors Only); John Hancock Trust International Equity Index Trust A; John Hancock Trust International Equity Index Trust B; John Hancock Funds II International Equity Index Fund; Wells Fargo Master Trust Diversified Sto; Stichting Bedrijfstak Pensioenfonds Voor; Ishares Msci Bric Index Fund; Barclays Global Investors Na; Ohio School Employees Retirement System; Ishares Msci Brasil - Free - Index Fund; Ford Motor Company of Canada L Pension T; The Future Fund Board of Guardians; Emerging Markets Sudan Free Equity Index; The Public School Retirement System of Missouri; Laudus Rosenberg International Discovery Fund; Bell Atlantic Master Pension Trust; The Brazil Msci Emerging Markets Index Comm; Acadian - Emerging Markets Equity Offshore Master LP; The Emerging M S of The Dfa I T Co; Emer Mkts Core Eq Port Dfa Invest Dimens; Wilmington Multi-Manager Intl Fun; Frank Russell Investment Company Pl; Fidelity Invest Trust Latin America Fund; Fidelity Funds - Latin America Fund; Gmo Mean Reversion Fd Onshore A Series O; Morgan Stanley Investment Management Active International Allocation Trust; The California State Teachers Retirement System; College Retirement Equities Fund; Fidelity Advisor Ser. VIII Latin America Fd; Vanguard Ftse All-World Ex-Us Index Fund (S Series of Vanguard International Equity Index Funds); The Pension Reserves Investment Management Board; Central States Southeast And Southwest Areas Pension Fund; Pacific Life Funds - Pl Emerging Markets F; State of Connecticut Ret Plans And Trt F; The State Teachers Retirement System of Ohio; The Royal Bank of Scotland Plc As Depositary of First State Global Emerging Markets; T R B O S Plc A D O F S G E M L F Sub F; Schroder Emerging Winners Balanced Fund-Mother; Schroder Brics Equity Mother Fund; Balentine International Equity Fund Select LP; Eaton Vance Structured Emerging Markets Fund; Eaton Vance Tax-Managed Emerging Markets Fund; Emerging Markets Equity Mgrs Portfolio 1 Offshore Masters LP; Ontario Teacher Pension Plan Board; Taconic Opportunity Fund LP; Taconic Opportunity Master Fund LP; Shell Pension Trust; Ixis International Funds; Vanguard Global Eq Fund As. O. V. Horizon all by proxy: Talita Car Vidotto; José Augusto da Gama Figueira; Marco Norci Schroeder; Maria Gabriela Campos da Silva Menezes Côrtes; Gilberto Souza Esmeraldo; Leandro Luiz Zancan; Andrea Gerlach Lima de Alencar.)

I hereby certify that this document is an authentic copy of the minutes recorded at the Company’s Book.

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Extraordinary General Shareholders’ Meeting held on May 20, 2008

Rio de Janeiro, May 20, 2008.

Leandro Luiz Zancan Chairman	Maria Gabriela Campos de Menezes Côrtes Secretary

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Extraordinary General Shareholders’ Meeting held on May 20, 2008